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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Mark Lynch
Chief Financial Officer
MicroStrategy Incorporated
(703) 848-8600
mlynch@microstrategy.com
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          MicroStrategy Raises $125 Million Through Private Placement

     VIENNA, Va., June 19, 2000 - MicroStrategy(R) Incorporated (NASDAQ: MSTR), a leading worldwide provider of Intelligent E-Business(TM) software, today announced it has concluded a private placement of $125 million of convertible preferred stock with institutional investors led by Promethean Asset Management.

     The preferred stock is convertible into MicroStrategy Class A common stock at an initial conversion rate equal to the average of the daily volume weighted average prices of the company's Class A common stock for the 17 trading days following the closing of the deal. The company, at its option, can require that the preferred stock convert into Class A common stock on the second anniversary of the closing date or may extend the term of the preferred stock for up to an additional two years. The conversion rate may adjust, subject to certain limits and conditions, on the first anniversary of the closing and, if the company elects to extend the maturity of the preferred stock, on each subsequent anniversary. The preferred stock carries a 7% dividend yield, payable in cash or common stock, at the company's option.

     MicroStrategy expects the proceeds to be used primarily to fund working capital and other general corporate needs, including supporting the introduction of its MicroStrategy 7 software platform and the continued development of the Strategy.com(TM) Personal Intelligence Network(TM).

     "After reviewing our options, we felt that this financing offered us an excellent opportunity to advance our business," said Mark S. Lynch, chief financial officer of MicroStrategy Incorporated. "It will allow us to continue to grow our business and promote our core brands, MicroStrategy and Strategy.com. As we have added over 360 new employees last quarter and over 250 this quarter, we are pleased that by securing this funding we can move forward and execute on our business plan."

     The preferred stock will not be registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act or an applicable exemption from the registration requirements of such act.
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About MicroStrategy Incorporated

     MicroStrategy is a leading worldwide provider of Intelligent E-Business(TM) software and related services. MicroStrategy's technology platform is creating a new generation of one-to-one e-business solutions that enable global 2000 organizations to build personal relationships with their partners, supply-chains, and customers. MicroStrategy delivers these solutions via web, wireless, and voice. In addition to its industry leading technology, MicroStrategy also offers a comprehensive set of consulting, training and support services for its customers and partners.

     MicroStrategy has approximately 1,000 customers across such diverse industries as retail, finance, telecommunications, dot-com, insurance, healthcare, pharmaceuticals and consumer packaged goods. MicroStrategy also has entered into relationships with more than 250 systems integrators, application development and platform partners.

     Strategy.com, the Personal Intelligence Network, is a wholly-owned subsidiary of MicroStrategy Incorporated. Strategy.com works with a variety of leading companies to deliver personalized, timely information to consumers via web, wireless and voice. Using advanced wireless technology, Strategy.com also allows users to access information using "smart" mobile phones. Strategy.com has over 375,000 subscribers and 170 Affiliates, including Wall Street Journal Interactive, EarthLink, Ameritrade, Belo, Metrocall, USATODAY.com, Primark, Washingtonpost.com, and NASDAQ.

For more information, please visit MicroStrategy's Web site:

http://www.microstrategy.com.
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MicroStrategy, Intelligent E-Business, Strategy.com and Personal Intelligence
Network are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its Strategy.com network on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.